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                                                                    EXHIBIT 10.1

                            SHAREHOLDERS' AGREEMENT
                            -----------------------

     This Shareholders' Agreement is made and entered into as of the 31st day of July, 1996, by and among Advanced Manufacturing Research, Inc., a Delaware corporation (the "Company"); and Anthony J. Friscia, Robert M. Saltz, James E. Heaton, Bruce M. Richardson and John R. Serafini, Jr. (individually, a "Shareholder"; collectively, the "Shareholders").

     WHEREAS, the Shareholders own all of the issued and outstanding shares of capital stock of the Company (the "Shares"); and

     WHEREAS, the Company and the Shareholders desire in this Shareholders' Agreement to set forth their understanding concerning certain rights each shall have with respect to the Shares owned by him.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

     1.   CO-SALE RIGHTS.

          (a) If a Shareholder proposes to sell or transfer any Shares owned by such Shareholder as of the date hereof in one or more related transactions, then such selling Shareholder shall promptly give written notice (the "Notice") to the Company and the other Shareholders at least twenty (20) days prior to the closing of such sale or transfer. The Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of Shares to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. In the event that the sale or transfer is being made pursuant to the provisions of paragraphs 1(g) or l(h) below, the Notice shall state under which paragraph the sale or transfer is being made.

          (b) The other Shareholders shall have the right, exercisable upon written notice to such selling Shareholder within ten (10) days after receipt of the Notice, to participate in such sale of Shares on the same terms and conditions. To the extent the other Shareholders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Shares that the selling Shareholder may sell in the transaction shall be correspondingly reduced.

          (c) Each other Shareholder may sell all or any part of that number of Shares equal to the product obtained by multiplying (i) the aggregate number of Shares covered by the Notice by (ii) a fraction the numerator of which is the number of Shares owned by such other Shareholder at the time of the sale or transfer and the denominator of which is the sum of the total number of Shares owned by the selling Shareholder and such other Shareholder at the time of the sale or transfer.

          (d) Each other Shareholder shall effect his participation in the sale by promptly delivering to the selling Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the type and number of Shares which such other Shareholder elects to sell.

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          (e) The stock certificate or certificates that each other Shareholder delivers to the selling Shareholder pursuant to paragraph 1(d) shall be transferred to the prospective purchaser in consummation of the sale of the Shares pursuant to the terms and conditions specified in the Notice, and the selling Shareholder shall concurrently therewith remit to the respective other Shareholder that portion of the sale proceeds to which such respective other Shareholder is entitled by reason of his participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from the respective other Shareholder exercising his rights of co-sale hereunder, the selling Shareholder shall not sell to such prospective purchaser or purchasers any Shares unless and until, simultaneously with such sale, the selling Shareholder shall purchase such co-sale shares or other securities from such respective other Shareholder.

          (f) The exercise or non-exercise of the rights of a Shareholder hereunder to participate in one or more sales of Shares made by another Shareholder shall not adversely affect his right to participate in subsequent sales of Shares subject to this Section.

          (g) Notwithstanding the foregoing, the co-sale rights provided herein shall not apply to (i) any pledge of Shares made pursuant to a bona fide loan transaction that creates a mere security interest, (ii) any transfer to the ancestors, descendants or spouse of a Shareholder or to trusts for the benefit of such persons or Shareholder; or (iii) any bona fide gift; provided that (A) the transferring Shareholder shall inform the other Shareholders of such pledge, transfer or gift prior to effecting it and (B) the pledgee, transferee or donee shall furnish the other Shareholders with a written agreement to be bound by and comply with all provisions of this Section. Such transferred Shares shall remain "Shares" hereunder, and such pledgee, transferee or donee shall be treated as a "Shareholder" for purposes of this Agreement.

          (h) Notwithstanding the foregoing, the provisions of this Section shall not apply to and shall terminate upon the earlier of (i) the closing of a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and the sale of any Shares of the Company, or (ii) the closing of the Company's sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the Company's capital stock for securities or consideration issued, or caused to be issued, by the acquiring entity or its subsidiary.

     2.   "PIGGY BACK" REGISTRATIONS.

          (a) If the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their registration rights, other than a registration relating solely to employee benefit plans, or a registration on any registration form which does not permit secondary sales, the Company will:

               (i) Promptly give to the Shareholders written notice thereof (which shall include the number of shares the Company or other security holder proposes to register and, if known, the name of the proposed underwriter); and

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               (ii) Use its reasonable best efforts to include in such
          registration all of the Shares specified in a written request or requests, made by the Shareholders within twenty (20) days after the date of delivery of the written notice from the Company described in clause (i) above. If the underwriter advises the Company that marketing considerations require a limitation on the number of shares offered pursuant to any registration statement, then the Company may offer all of the securities it proposes to register for its own account or the maximum amount that the underwriter considers saleable and such limitation on any remaining securities that may, in the opinion of the underwriter, be sold will be imposed pro rata among all shareholders (including the Shareholders) who are entitled to include shares in such registration statement according to the number of shares each such shareholder requested to be included in such registration statement.

          (b) The Company shall select the underwriter for an offering made pursuant to this Section 2.

          (c) All expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 2 shall be paid by the Company, except that all underwriting discounts and selling commissions applicable to Shares registered on behalf of selling shareholders (including the Shareholders) shall be borne by the holders of the securities registered, pro rata on the basis of the number of their shares so registered.

     3.   MANDATORY PURCHASE OR REDEMPTION UPON DEATH.

          (a) Upon the death of a Shareholder, the Company shall purchase, or arrange for the purchase by one or more "qualified transferees" (as defined herein), and the deceased Shareholder's estate shall sell to the Company or such qualified transferees, such number of Shares owned by the Shareholder at the time of his death as is equal in value to a purchase price of $1,000,000 as determined below (or all of such Shares in the event such value is less than $1,000,000), except any Shares which, at the time of such Shareholder's death, are subject to a binding written purchase and sale agreement. The Company shall have no obligation hereunder to purchase more than $1,000,000 in value (on an aggregate basis) of Shares as determined pursuant to Section 3(b) below. For purposes of this Section 3, a "qualified transferee" shall mean a person who is a shareholder of the Company.

          (b) The purchase price of the Shares under this Section 3 shall be the fair value per share as determined in writing by the Board of Directors of the Company by the second Tuesday in April of each calendar year for the ensuing twelve consecutive calendar months without application of any minority discount or control premium in determining said value per share. In the event the Board has not made said determination by the second Tuesday in April in any year or the legal representative of the deceased Shareholder objects in writing to the determination of fair value per share of the Board, then such determination shall be submitted to arbitration in Boston, Massachusetts in accordance with the then current rules of the American Arbitration Association in which event the Board of Directors shall select one arbitrator, the legal representative of the deceased Shareholder shall select one arbitrator and such arbitrators shall jointly select a third arbitrator. The determination of fair value per share (without application of any minority discount or control premium) by such arbitrators shall be binding and


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conclusive on the parties hereto. For purposes of funding the purchase of Shares upon the death of a Shareholder pursuant to this Section, the Company may obtain and maintain life insurance upon each Shareholder in such amount as the Company may desire. The Company shall be the sole owner of any such policies and shall have all of the incidents of ownership therein or pertaining thereto, shall designate itself as the sole beneficiary of any such policies during the term of this Agreement and may require that the policies be payable to itself upon the death of the insured party in a lump sum.

          (c) The purchase price of the Shares under this Section 3 shall be paid as follows: The greater of (i) any insurance proceeds received by the Company as a result of the death of the Shareholder or (ii) $250,000 shall be paid at the closing (as provided in Section 3(d)) in immediately available funds (or such amount as is equal to the purchase price of the Shares if less than $250,000), and the balance of the purchase price (up to $750,000) shall be evidenced by the promissory note of each purchaser, payable in four (4) equal, consecutive annual installments of principal together with interest at the Bank Prime Rate as reported in The Wall Street Journal plus one percent (1%) per annum for said period on the unpaid principal balance. All such notes shall provide that prepayment thereof may be made in whole or in part at any time without penalty and each purchaser shall grant a duly perfected first lien on the Shares being acquired to secure payment of any such promissory note. The Company shall guaranty payment and performance of any promissory note issued by a qualified transferee hereunder. All such notes and obligations thereunder shall be subordinate and junior in right of payment to the prior payment in full of all indebtedness of the Company for borrowed money and payments on such notes may only be made by the Company if such payments are permitted at the time due under the terms and covenants of any loan agreements with institutional lenders then binding on the Company. To the extent any payment is not permitted in full, the amount of the permitted payment, if any, shall be applied first to interest and then to principal then due. Any amount not paid due to this provision shall accrue interest at the rate provided in the note and shall be payable as soon as permitted under such terms and covenants.

          (d) The closing of a purchase or redemption hereunder shall occur no earlier than thirty (30) days and no later than sixty (60) days after the appointment or qualification of a legal representative for the deceased Shareholder's estate; provided, however, that such sale shall not occur more than one (1) year after the death of such Shareholder. At the closing: (i) each purchaser shall pay the purchase price or his portion thereof and shall execute and deliver a promissory note as provided herein; and (ii) the legal representative of the Shareholder's estate shall deliver stock certificates representing the Shares being purchased, duly endorsed for transfer, and a representation to the purchaser of the Shares that such legal representative transfers and delivers to the purchaser good and valid title to the Shares free and clear of all liens, encumbrances and claims whatsoever except for the rights and restrictions set forth in this Agreement, the Articles of Organization and the By-laws of the Company, as amended from time to time, and pursuant to federal and state securities laws in effect from time to time.

     4.   TERM.

          This Agreement shall terminate upon the earliest occurrence of any of the following events: (i) bankruptcy, receivership, liquidation, dissolution or winding up of the Company; or (ii) mutual agreement of all parties hereto.


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     5.   ADJUSTMENTS.

          If from time to time there is any stock split, stock dividend, stock distribution or other reclassification of the capital stock of the Company, any and all new, substituted or additional securities to which each Shareholder is entitled by reason of his ownership of the Company's Shares shall be immediately subject to the provisions of this Agreement.

     6.   MISCELLANEOUS.

          (a) NOTICES. All notices required under this Agreement shall be in writing and deemed to have been duly given upon personal delivery or when transmitted by facsimile with confirmation of receipt (if followed by copy by mail within three (3) business days) or sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the other parties hereto at the addresses shown below or at such other address as a party shall designate to the others in accordance with this provision.

          (b) BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

          (c) ENTIRE AGREEMENT. This Agreement embodies the entire agreement of the parties with respect to the transactions contemplated hereby and supersedes all prior and contemporaneous agreements and understandings, if any, whether oral or written, relative thereto.

          (d) AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by the party sought to be bound thereby.

          (e) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal substantive laws of The Commonwealth of Massachusetts.

          (f) SEVERABILITY. In the event that any provision of this Agreement shall be held to be illegal or null and void, such determination shall not affect the remainder of this Agreement which shall remain in full force and effect.

          (g) ASSIGNMENT. Neither this Agreement nor the rights contained herein may be assigned or transferred by any Shareholder.

          (h) COUNTERPARTS. This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts. One complete set of executed counterparts shall be filed with and maintained by the Company at its principal office.

          (i) SHAREHOLDERS' AGREEMENT. The Shareholders' Agreement between the parties hereto dated as of January 23, 1992 with respect to Advanced Manufacturing, Inc., a Massachusetts corporation, shall be null and void and of no further force or effect.


                  [Remainder of Page Intentionally Left Blank]


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     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its corporate seal to be hereunto fixed by its officer duly authorized, and all parties hereto have executed this Agreement under seal, all as of the day and year first above written.

ATTEST:                                    ADVANCED MANUFACTURING
                                           RESEARCH, INC.

/s/ Karen M. Sullivan                      By: /s/ Anthony J. Friscia
-------------------------------            -------------------------------
Name: Karen M. Sullivan                    Name: Anthony J. Friscia
Title: Director Operations                 Title: President


WITNESS

/s/ Karen M. Sullivan                       /s/ Anthony J. Friscia
-------------------------------            -------------------------------
Name: Karen M. Sullivan                    Anthony J. Friscia
                                           Address: 28 Denny Road
                                                    Chestnut Hill, MA 02167


WITNESS

/s/ Christopher P. Lynch                    /s/ Robert M. Saltz
-------------------------------            -------------------------------
Name: Christopher P. Lynch 7//19/96        Robert M. Saltz
                                           Address: 16 __________Drive
                                                    Salem, MA 01970


WITNESS

/s/ Audra A. Lungo                          /s/ James E. Heaton
-------------------------------            -------------------------------
Name: Audra A. Lungo 7//11/96              James E. Heaton
                                           Address: 10320 Hadley Rd.
                                                    Gregory, MI 48137 7/11/96


WITNESS

/s/ Erin O'Brien                            /s/ Bruce M. Richardson
-------------------------------            -------------------------------
Name: Erin O'Brien 7/19/96                 Bruce M. Richardson
                                           Address: 955 Massachusetts Ave.
                                                    Lexington, MA 02173


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WITNESS

/s/Ann Maria Cornacchia                     /s/John R. Serafini, Jr.
-------------------------------            -------------------------------
Name: Ann Maria Cornacchia                 John R. Serafini, Jr.
                                           Address: 601 Bay Rd.
                                                    Hamilton, MA 01936



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                                                July 3, 1996


     We, the undersigned agree that in consideration of John R. Serafini, Jr.'s willingness to modify the former shareholder agreement among us dated as of January 23, 1992, that we will continue to vote our shares in Advanced Manufacturing Research, Inc. (both Massachusetts or Delaware) so that he continues to be elected as Director of said Corporations, so long as he chooses to serve.

                                    /s/ Anthony J. Friscia
                                    ----------------------------------
                                    Anthony J. Friscia

                                    /s/ Robert M. Saltz
                                    ----------------------------------
                                    Robert M. Saltz

                                    /s/ John R. Serafini, Jr.
                                    ----------------------------------
                                    John R. Serafini, Jr.